Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 1st Quarter 2016 Results

Denver, Colorado, May 4, 2016 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2016. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2016 was $190 million, or $0.92 per share, excluding a goodwill impairment charge, as discussed below, and an estimated accrual for damages and liabilities associated with our HCP Nevada hospice business, all net of tax. Net income attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2016 including these items was $97 million, or $0.47 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2015 was $187 million, or $0.86 per share, excluding a settlement charge related to a private civil suit, net of tax. Net loss attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2015 including this item was $(111) million, or $(0.52) per share.

See schedules of reconciliations of non-GAAP measures.

Financial and operating highlights include:

•	Adjusted Diluted Net Income Per Share: Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2016, excluding the amortization of intangible assets associated with acquisitions, the goodwill impairment charge and the estimated HCP Nevada hospice accrual, net of tax, was $214 million, or $1.03 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2015, excluding the amortization of intangible assets associated with acquisitions and a settlement charge, net of tax impacts, was $213 million, or $0.98 per share.

See schedules of reconciliations of non-GAAP measures.

•	Cash Flow: For the rolling twelve months ended March 31, 2016, operating cash flow was $1,576 million and free cash flow was $1,041 million. For the three months ended March 31, 2016, operating cash flow was $429 million and free cash flow was $305 million. Operating cash flow and free cash flow for the rolling twelve months ended March 31, 2016 were negatively impacted by approximately $304 million of after-tax payments made during the second quarter of 2015 in connection with the settlement of a private civil suit. Excluding these items, adjusted operating cash flow for the twelve months ended March 31, 2016 would have been $1,880 million.

•	Adjusted Operating Income and Operating Income (Loss): Adjusted operating income for the three months ended March 31, 2016 was $458 million, excluding a goodwill impairment charge and the estimated HCP Nevada hospice accrual. Operating income for the three months ended March 31, 2016 including these items was $365 million.

Adjusted operating income for the three months ended March 31, 2015 was $431 million, excluding a settlement charge related to a private civil suit. Operating loss for the three months ended March 31, 2015 including this item was $(64) million.

•	Goodwill Impairment Charge: During the quarter ended March 31, 2016 we concluded our fourth quarter 2015 impairment assessment work on certain HCP reporting units with no material change. As a result of continued underperformance in recent quarters and further analyses performed during the first quarter, we have recognized an additional goodwill impairment charge of $77 million for one of our HCP reporting units in the quarter ended March 31, 2016.

•	Volume: Total U.S. dialysis treatments for the first quarter of 2016 were 6,639,874, or 85,236 treatments per day, representing a per day increase of 4.3% over the first quarter of 2015. Normalized non-acquired treatment growth in the first quarter of 2016 as compared to the first quarter of 2015 was 4.1%.

The number of member months for which HCP provided care during the first quarter of 2016 was approximately 2.4 million, of which 1.0 million, 1.1 million and 0.3 million related to Medicare, commercial and Medicaid members, respectively.

•	Effective Tax Rate: Our effective tax rate was 47.9% for the three months ended March 31, 2016. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 56.5% for the three months ended March 31, 2016. Our effective tax rate is impacted by the non-deductible goodwill impairment charge, the non-deductible HCP Nevada hospice accrual, as well as the amount of third-party owners’ income attributable to non-tax paying entities. The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. for the quarter ended March 31, 2016, excluding the goodwill impairment charge and the estimated HCP Nevada hospice accrual, was 40.0%.

We are updating our estimate of 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. to now be approximately 39.5% to 40.5% excluding the goodwill impairment charge and the estimated HCP Nevada hospice accrual. Our previous expected 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. was 40.0% to 41.0%.

•	Center Activity: As of March 31, 2016, we provided dialysis services to a total of approximately 192,000 patients at 2,402 outpatient dialysis centers, of which 2,278 centers are located in the United States and 124 centers are located in ten countries outside of the United States. During the first quarter of 2016, we opened a total of 30 new dialysis centers and closed four dialysis centers in the United States. We also acquired one dialysis center and opened five new dialysis center outside of the United States.

•	Share Repurchases: During the first quarter of 2016, we repurchased a total of 3,689,738 shares of our common stock for $249 million, or an average price of $67.61 per share. As a result of these transactions we now have approximately $259 million remaining under our current board authorization for share repurchases.

•	Acquisition: On March 1, 2016 we completed our acquisition of The Everett Clinic Medical Group (TEC) pursuant to an Agreement and Plan of Merger dated November 23, 2015, as amended, whereby TEC became a 100% consolidated subsidiary of HCP. The operating results of TEC and its subsidiaries are included in our consolidated financial results from March 1, 2016.

Outlook

•	We still expect our consolidated operating income for 2016 to be in the range of $1.800 billion to $1.950 billion.

•	We still expect our operating income for Kidney Care for 2016 to be in the range of $1.625 billion to $1.725 billion.

•	We still expect our operating income for HCP for 2016 to be in the range of $175 million to $225 million.

•	We still expect our consolidated operating cash flow for 2016 to be in the range of $1.550 billion to $1.750 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and do not give effect to potential non-recurring items, including the goodwill impairment charge and the estimated accrual associated with the HCP Nevada hospice business, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the first quarter ended March 31, 2016 on May 4, 2016 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (212) 547-0235 from outside the U.S. A replay of the conference call will be available on our website at investors.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2016 consolidated operating income, our 2016 Kidney Care operating income, HCP’s 2016 operating income, our 2016 consolidated operating cash flows, our 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. and our estimated charges and accruals. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2015, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and the risk of a reduction in the number of patients under such plans, which may result in the loss of revenues or patients, and the extent to which the ongoing implementation of healthcare exchanges or changes in regulations or enforcement of regulations regarding the exchanges results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HCP business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	risks of losing key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2016	2015
Patient service revenues	$2,477,738	$2,271,815
Less: Provision for uncollectible accounts	(109,205)	(99,164)

Net patient service revenues	2,368,533	2,172,651
Capitated revenues	887,047	850,515
Other revenues	325,556	264,799

Total net revenues	3,581,136	3,287,965

Operating expenses and charges:
Patient care costs and other costs	2,582,333	2,362,612
General and administrative	386,429	341,801
Depreciation and amortization	169,355	153,789
Provision for uncollectible accounts	2,517	1,827
Equity investment income	(1,387)	(2,908)
Goodwill impairment charge	77,000	—
Settlement charge	—	495,000

Total operating expenses and charges	3,216,247	3,352,121

Operating income (loss)	364,889	(64,156)
Debt expense	(102,884)	(97,392)
Other income (loss), net	2,976	(533)

Income (loss) before income taxes	264,981	(162,081)
Income tax expense (benefit)	126,822	(85,933)

Net income (loss)	138,159	(76,148)
Less: Net income attributable to noncontrolling interests	(40,725)	(34,469)

Net income (loss) attributable to DaVita HealthCare Partners Inc.	$97,434	$(110,617)

Earnings per share:
Basic net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.48	$(0.52)

Diluted net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.47	$(0.52)

Weighted average shares for earnings per share:
Basic	204,366,869	213,387,253

Diluted	207,928,096	213,387,253

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2016	2015
Net income (loss)	$138,159	$(76,148)

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(5,469)	(5,760)
Reclassifications of net swap and cap agreements realized losses into net income	465	812
Unrealized gains (losses) on investments:
Unrealized gains on investments	229	382
Reclassification of net investment realized gains into net income	(93)	(157)
Foreign currency translation adjustments	11,181	(17,885)

Other comprehensive income (loss)	6,313	(22,608)

Total comprehensive income (loss)	144,472	(98,756)
Less: Comprehensive income attributable to noncontrolling interests	(40,725)	(34,469)

Comprehensive income (loss) attributable to DaVita HealthCare Partners Inc.	$103,747	$(133,225)

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$138,159	$(76,148)
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement charge	—	495,000
Depreciation and amortization	169,355	153,789
Goodwill impairment charge	77,000	—
Stock-based compensation expense	13,097	12,762
Tax benefits from stock award exercises	8,668	9,366
Excess tax benefits from stock award exercises	(4,383)	(7,584)
Deferred income taxes	47,519	(203,940)
Equity investment income, net	5,238	2,539
Other non-cash charges	11,507	7,865
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(78,097)	(151,743)
Inventories	(4,924)	(9,193)
Other receivables and other current assets	(75,326)	(18,619)
Other long-term assets	(965)	153
Accounts payable	7,782	(10,933)
Accrued compensation and benefits	(32,909)	30,638
Other current liabilities	55,673	60,772
Income taxes	72,400	106,970
Other long-term liabilities	19,208	8,395

Net cash provided by operating activities	429,002	410,089

Cash flows from investing activities:
Additions of property and equipment	(173,187)	(121,421)
Acquisitions	(405,154)	(40,650)
Proceeds from asset and business sales	4,657	2,565
Purchase of investments available for sale	(4,435)	(1,448)
Purchase of investments held-to-maturity	(228,198)	(290,774)
Proceeds from sale of investments available for sale	5,155	1,217
Proceeds from investments held-to-maturity	252,701	205,650
Purchase of equity investments	(5,850)	(7,426)

Net cash used in investing activities	(554,311)	(252,287)

Cash flows from financing activities:
Borrowings	13,098,553	13,353,767
Payments on long-term debt and other financing costs	(13,123,124)	(13,382,203)
Purchase of treasury stock	(274,926)	(70,063)
Distributions to noncontrolling interests	(50,409)	(41,499)
Stock award exercises and other share issuances, net	3,167	5,648
Excess tax benefits from stock award exercises	4,383	7,584
Contributions from noncontrolling interests	10,190	15,898
Proceeds from sales of additional noncontrolling interests	3,557	—
Purchase of noncontrolling interests	(4,300)	—
Deferred financing costs	(188)	—

Net cash used in financing activities	(333,097)	(110,868)
Effect of exchange rate changes on cash and cash equivalents	717	(904)

Net (decrease) increase in cash and cash equivalents	(457,689)	46,030
Cash and cash equivalents at beginning of the year	1,499,116	965,241

Cash and cash equivalents at end of the period	$1,041,427	$1,011,271

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$1,041,427	$1,499,116
Short-term investments	396,468	408,084
Accounts receivable, less allowance of $280,988 and $264,144	1,855,285	1,724,228
Inventories	192,689	185,575
Other receivables	525,548	435,885
Other current assets	187,287	190,322
Income taxes receivable	856	60,070

Total current assets	4,199,560	4,503,280
Property and equipment, net	2,911,205	2,788,740
Intangible assets, net	1,678,707	1,687,326
Equity investments	75,059	73,368
Long-term investments	97,770	94,122
Other long-term assets	66,269	73,560
Goodwill	9,485,628	9,294,479

	$18,514,198	$18,514,875

LIABILITIES AND EQUITY
Accounts payable	$480,288	$513,950
Other liabilities	779,141	682,123
Accrued compensation and benefits	728,476	741,926
Medical payables	317,747	332,102
Current portion of long-term debt	137,966	129,037

Total current liabilities	2,443,618	2,399,138
Long-term debt	8,979,855	9,001,308
Other long-term liabilities	464,250	439,229
Deferred income taxes	792,038	726,962

Total liabilities	12,679,761	12,566,637
Commitments and contingencies:
Noncontrolling interests subject to put provisions	912,705	864,066
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 217,338,629 and 217,120,346 shares issued and 206,392,776 and 209,754,247 shares outstanding, respectively)	217	217
Additional paid-in capital	1,089,305	1,118,326
Retained earnings	4,454,269	4,356,835
Treasury stock (10,945,853 and 7,366,099 shares, respectively)	(786,352)	(544,772)
Accumulated other comprehensive loss	(53,513)	(59,826)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,703,926	4,870,780
Noncontrolling interests not subject to put provisions	217,806	213,392

Total equity	4,921,732	5,084,172

	$18,514,198	$18,514,875

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
1. Consolidated Financial Results:
Consolidated net revenues	$3,581	$3,534	$3,288
Operating income (loss)	$365	$245	$(64)
Adjusted operating income excluding certain items(1)	$458	$474	$431
Operating income (loss) margin	10.2%	6.9%	(2.0%)
Adjusted operating income margin excluding certain items(1) (5)	12.8%	13.4%	13.1%
Net income (loss) attributable to DaVita HealthCare Partners Inc.	$97	$(6)	$(111)
Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$190	$214	$187
Diluted net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.47	$(0.03)	$(0.52)
Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$0.92	$1.01	$0.86
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.8%	11.6%	10.4%
Consolidated effective tax rate	47.9%	76.4%	53.0%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	56.5%	105.7%	43.7%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	40.0%	36.0%	37.5%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,227	$2,216	$2,072
Net ancillary services and strategic initiatives revenues, including international dialysis operations	391	398	305
Elimination of intersegment revenues	(26)	(22)	(17)

Total Kidney Care net revenues	2,592	2,592	2,360
Net HCP revenues	989	942	928

Total net consolidated revenues	$3,581	$3,534	$3,288

Operating income
Kidney Care:
Dialysis and related lab services operating income (loss)	$440	$464	$(104)
Other – Ancillary services and strategic initiatives, including international dialysis operations operating loss	(11)	(34)	(14)
Corporate support and related long-term incentive compensation	(7)	(4)	(6)

Total Kidney Care operating income (loss)	422	426	(124)
HCP operating (loss) income	(57)	(181)	60

Total consolidated operating income (loss)	$365	$245	$(64)

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,328	$2,316	$2,166
Provision for uncollectible accounts	(105)	(104)	(97)

Net patient service operating revenues	2,223	2,212	2,069
Other revenues	4	4	3

Total net operating revenues	$2,227	$2,216	$2,072

Operating expenses:
Patient care costs	$1,496	$1,462	$1,396
General and administrative	179	181	183
Depreciation and amortization	116	112	105
Equity investment income	(4)	(3)	(3)
Settlement charge	—	—	495

Total operating expenses	1,787	1,752	2,176

Segment operating income (loss)	440	464	(104)

Reconciliation for non-GAAP measure:
Add: Settlement charge	—	—	495

Adjusted segment operating income(1)	$440	$464	$391

HCP
Revenue:
HCP capitated revenues	$866	$850	$833

Patient services revenues	112	80	81
Provision for uncollectible accounts	(4)	(4)	(1)

Net patient service operating revenues	108	76	80

Other revenues	15	16	15

Total net operating revenues	$989	$942	$928

Operating expenses:
Patient care costs	$794	$757	$733
General and administrative	127	121	92
Depreciation and amortization	46	44	43
Goodwill and other intangible asset impairment charges	77	206	—
Equity investment (income) loss	2	(5)	—

Total operating expenses	1,046	1,123	868

Segment operating (loss) income	(57)	(181)	60

Reconciliation for non-GAAP measure:
Add:
Goodwill and other intangible asset impairment charges	77	206	—
Hospice accrual	16	—	—

Adjusted segment operating income(1)	$36	$25	$60

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,639,874	6,649,227	6,262,635
Number of treatment days	77.9	79.1	76.6
Treatments per day	85,236	84,061	81,758
Per day year over year increase	4.3%	3.2%	4.5%
Normalized non-acquired growth year over year	4.1%	3.7%	4.5%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$350.60	$348.26	$345.88
Per treatment increase (decrease) from previous quarter	0.7%	0.1%	(0.3%)
Per treatment increase from previous year	1.4%	0.4%	1.5%
Percent of net consolidated revenues	61.8%	62.3%	62.7%
Expenses
Patient care costs
Percent of total segment operating net revenues	67.2%	66.0%	67.4%
Per treatment	$225.30	$219.86	$222.99
Per treatment increase (decrease) from previous quarter	2.5%	(0.5%)	1.9%
Per treatment increase from previous year	1.0%	0.5%	0.8%
General and administrative expenses
Percent of total segment operating net revenues	8.0%	8.2%	8.8%
Per treatment	$26.97	$27.21	$29.25
Per treatment (decrease) increase from previous quarter	(0.9%)	5.5%	(1.7%)
Per treatment (decrease) increase from previous year	(7.8%)	(8.5%)	12.5%
Accounts receivable
Net receivables	$1,297	$1,255	$1,261
DSO	54	53	56
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.5%
6. HCP Business Metrics:
Capitated membership
Total members	787,100	807,400	830,400
Total member months
Medicare	975,300	951,500	930,800
Commercial	1,048,600	1,109,900	1,132,900
Medicaid	342,500	367,100	418,800

Total member months	2,366,400	2,428,500	2,482,500

Capitated revenues by sources
Senior revenues	$648	$607	$602
Commercial revenues	172	184	185
Medicaid revenues	46	59	46

Total capitated revenues	$866	$850	$833

Other
Total care dollars under management(1)	$1,268	$1,213	$1,233
Ratio of operating (loss) income to total care dollars under management(1)	(4.5%)	(14.9%)	4.9%
Ratio of adjusted operating income to total care dollars under management(1)(6)	2.8%	2.1%	4.9%
Full time clinicians	1,652	1,315	1,299
IPA primary care physicians	2,877	2,937	2,829

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2016		December 31, 2015		March 31, 2015
7. Cash Flow:
Operating cash flow	$429.0		$436.7		$410.1
Operating cash flow, last twelve months	$1,576.1		$1,557.2		$1,450.4
Free cash flow(1)	$305.3		$256.2		$319.6
Free cash flow, last twelve months(1)	$1,041.2		$1,055.5		$1,028.1
Capital expenditures:
Routine maintenance/IT/other	$73.3		$131.8		$49.0
Development and relocations	$99.9		$114.0		$72.4
Acquisition expenditures	$405.2		$5.8		$40.7
8. Debt and Capital Structure:
Total debt(3)	$9,210		$9,226		$8,513
Net debt, net of cash and cash equivalents(3)	$8,168		$7,727		$7,502
Leverage ratio (see calculation on page 13)	3.07x		2.95x		2.94x
Overall weighted average effective interest rate during the quarter	4.40%		4.40%		4.48%
Overall weighted average effective interest rate at end of the quarter	4.40%		4.39%		4.47%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.46%		3.46%		3.44%
Fixed and economically fixed interest rates as a percentage of our total debt	60	%(4)	61	%(4)	58	%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	90	%(4)
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%		97%		98%
Dialysis patients with arteriovenous fistulas placed	73%		73%		73%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support, long-term incentive compensation, as well as the estimated hospice and pharmacy accruals for the three months ended March 31, 2016 and December 31, 2015, respectively.
(3)	The reported balance sheet amounts at March 31, 2016, December 31, 2015 and March 31, 2015, excludes $92.0 million, $96.0 million and $96.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.735 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $704 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.
(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.
(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2016
Net income attributable to DaVita HealthCare Partners Inc.	$477,783
Income taxes	508,481
Interest expense	386,546
Depreciation and amortization	653,590
Goodwill and other intangible asset impairment charges	287,234
Noncontrolling interests and equity investment income, net	182,794
Stock-settled stock-based compensation	56,586
Debt redemption charges	48,072
Other	9,604

“Consolidated EBITDA”	$2,610,690

March 31, 2016
Total debt, excluding debt discount and other deferred financing costs of $92.0 million	$9,209,771
Letters of credit issued	92,464

9,302,235
Less: Cash and cash equivalents including short-term investments (excluding HCP’s physician owned entities cash)	(1,291,696)

Consolidated net debt	$8,010,539

Last twelve months “Consolidated EBITDA”	$2,610,690

Leverage ratio	3.07x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of March 31, 2016. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding goodwill and other intangible asset impairment charges, estimated accruals for our HCP Nevada hospice business and our pharmacy business, and a settlement charge, net of related tax.

We believe that adjusted net income attributable to DaVita HealthCare Partners Inc., excluding goodwill and other intangible asset impairment charges, primarily related to certain HCP reporting units, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit, net of related tax, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes these unusual amounts, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding goodwill and other intangible asset impairment charges, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit, net of related tax:

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net income (loss) attributable to DaVita HealthCare Partners Inc.	$97,434	$(6,000)	$(110,617)
Add:
Goodwill and other intangible asset impairment charges	77,000	206,169	—
HCP hospice accrual	16,000	—	—
Pharmacy accrual	—	22,530
Settlement charge	—	—	495,000
Less: Related income tax	—	(8,643)	(197,747)

	$190,434	$214,056	$186,636

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding goodwill and other intangible asset impairment charges, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit:

	Three months ended
	March 31, 2016	December 31, 2015 (1)	March 31, 2015 (1)
Diluted net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.47	$(0.03)	$(0.52)
Add:
Goodwill and other intangible asset impairment charges	0.37	0.94	—
HCP hospice accrual	0.08	—	—
Pharmacy accrual	—	0.10	—
Settlement charge	—	—	1.38

	$0.92	$1.01	$0.86

(1)	Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the three months ended December 31, 2015 is calculated using 212,777,826 shares, which includes shares that would be dilutive based on adjusted net income attributable to DaVita HealthCare Partners Inc. of $214,056, excluding goodwill and other intangible asset impairment charges and an estimated accrual for damages and liabilities associated with our pharmacy business. Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2015 is calculated using 217,977,358 shares, which includes shares that would be dilutive based on adjusted net income attributable to DaVita HealthCare Partners Inc. of $186,636 excluding a settlement charge.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets, net of tax, associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets, net of tax, that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions, net of tax:

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$190,434	$214,056	$186,636
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	3,809	3,992	6,524
Amortization of intangible assets associated with acquisitions for the HCP operations	36,078	35,727	35,878
Less: Related income tax	(15,955)	(14,418)	(15,901)

	$214,366	$239,357	$213,137

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.92	$1.01	$0.86
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.01	0.01	0.02
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.10	0.10	0.10

	$1.03	$1.12	$0.98

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income and adjusted EBITDA.

Adjusted operating income is defined as operating income before unusual charges, including where applicable goodwill and other intangible asset impairment charges, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit. Adjusted EBITDA is defined as adjusted operating income excluding depreciation and amortization.

We use adjusted operating income and adjusted EBITDA as measures to assess operating and financial performance. We believe that these measures enhance a user’s understanding of the normal operating income and normal operating income excluding depreciation and amortization of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income and adjusted EBITDA are not measures of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, the calculation of adjusted operating income and adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income and adjusted EBITDA may not be indicative of historical operating results, and we do not intend them to be predictive of future results of operations or cash flows.

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Consolidated:
Operating income (loss)	$364,889	$244,935	$(64,156)
Add:
Goodwill and other intangible asset impairment charges	77,000	206,169	—
Hospice accrual	16,000	—	—
Pharmacy accrual	—	22,530	—
Settlement charge	—	—	495,000

Adjusted operating income	$457,889	$473,634	$430,844

U.S. dialysis and related lab services reportable segment:
Segment operating income (loss)	$440,055	$464,378	$(104,489)
Add: Settlement charge	—	—	495,000

Adjusted operating income	$440,055	$464,378	$390,511

HCP reportable segment:
Segment operating (loss) income	$(57,145)	$(181,263)	$60,294
Add:
Hospice accrual	16,000	—	—
Goodwill and other intangible asset impairment charges	77,000	206,169	—

Adjusted operating income	$35,855	$24,906	$60,294
Depreciation and amortization	46,263	44,229	43,279

Adjusted EBITDA	$82,118	$69,135	$103,573

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding goodwill and other intangible asset impairment charges, primarily related to certain HCP reporting units, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and these unusual amounts, and, therefore, are meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Income (loss) before income taxes	$264,981	$146,307	$(162,081)

Income tax expense (benefit)	$126,822	$111,833	$(85,933)

Effective income tax rate	47.9%	76.4%	53.0%

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Income (loss) before income taxes	$264,981	$146,307	$(162,081)
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,797)	(40,587)	(34,536)

Income (loss) before income taxes attributable to DaVita HealthCare Partners Inc.	$224,184	$105,720	$(196,617)

Income tax expense (benefit)	$126,822	$111,833	$(85,933)
Less: Income tax attributable to noncontrolling interests	(72)	(113)	(67)

Income tax expense (benefit) attributable to DaVita HealthCare Partners Inc.	$126,750	$111,720	$(86,000)

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	56.5%	105.7%	43.7%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding goodwill and other intangible asset impairment charges, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business and our pharmacy business, and a settlement charge related to a private civil suit:

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Income (loss) before income taxes	$264,981	$146,307	$(162,081)
Add:
Goodwill and other intangible asset impairment charges	77,000	206,169	—
Hospice accrual	16,000	—	—
Pharmacy accrual	—	22,530	—
Settlement charge	—	—	495,000
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,797)	(40,587)	(34,536)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$317,184	$334,419	$298,383

Income tax expense (benefit)	$126,822	$111,833	$(85,933)
Add:
Income taxes attributable to the goodwill and other intangible asset impairment charges	—	6,647	—
Income taxes attributable to the pharmacy accrual	—	1,996	—
Income taxes attributable to the settlement charge	—	—	197,747
Less: Income tax attributable to noncontrolling interests	(72)	(113)	(67)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$126,750	$120,363	$111,747

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.0%	36.0%	37.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and adjusted operating cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. We have also presented adjusted operating cash flow excluding the payments made in the second quarter of 2015 related to the settlement of a private civil suit and in the fourth quarter of 2014 related to the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations, net of tax, in each case. We believe this measure is meaningful to investors to understand our operating cash flows that were generated excluding these unusual payments that were part of the settlements. Free cash flow and adjusted operating cash flow are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Cash provided by operating activities	$429,002	$436,673	$410,089
Less: Distributions to noncontrolling interests	(50,409)	(48,697)	(41,499)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	378,593	387,976	368,590
Less: Expenditures for routine maintenance and information technology	(73,288)	(131,769)	(49,010)

Free cash flow	$305,305	$256,207	$319,580

	Rolling 12-Month Period
	March 31, 2016	December 31, 2015	March 31, 2015
Cash provided by operating activities	$1,576,113	$1,557,200	$1,450,389
Less: Distributions to noncontrolling interests	(183,545)	(174,635)	(157,691)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,392,568	1,382,565	1,292,698
Less: Expenditures for routine maintenance and information technology	(351,357)	(327,079)	(264,633)

Free cash flow	$1,041,211	$1,055,486	$1,028,065

	Rolling 12-Months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Cash provided by operating activities	$1,576,113	$1,557,200	$1,450,389
Payment in connection with the settlement of a private civil suit	493,775	493,775	—
Payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations	—	—	410,356
Related tax benefit	(190,246)	(190,246)	(141,487)

Adjusted operating cash flow	$1,879,642	$1,860,729	$1,719,258

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Medical revenues	$974,328	$925,764	$912,588
Less: Risk share revenue, net	(28,402)	(44,134)	(12,956)
Add: Institutional capitation amounts	321,776	331,736	333,108

Total care dollars under management	$1,267,702	$1,213,366	$1,232,740